Page 1 of 18 INSIDER TRADING POLICY I. Insider Trading Federal and State securities laws expose publicly held corporations, their subsidiaries, and their respective directors, officers, and employees to substantial penalties if such persons engage in illegal insider trading or tipping. The Company is issuing this policy to ensure compliance with the applicable federal and state securities laws concerning insider trading and tipping. All directors, officers, and employees of Fresh Del Monte Produce Inc. and/or its subsidiaries (collectively the “Company”) are subject to, and must strictly adhere to, the following rules concerning the purchase or sale of securities. All officers, directors, and employees of the Company, even if they are not specifically described or referred to herein, are required to strictly adhere to the following policies and rules. 1. Rules Applicable to All Directors, Officers and Employees of the Company A. Directors, officers and employees of the Company and their family members shall comply with all laws applicable to the trading of Company securities. See the definition of “family member” in 2. below. B. No director, officer or employee of the Company may buy or sell any Company securities at any time he or she possesses Material Nonpublic Information (as defined below) relating to the Company. C. No director, officer or employee of the Company may buy or sell any securities of any other company if at the time he or she possesses Material Nonpublic information relating to that company including, without limitation, any information he or she has obtained during the course of his or her employment with the Company. D. No director, officer or employee of the Company shall directly or indirectly (i) engage in “tipping" Material Nonpublic Information concerning the Company to anyone or (ii) communicate Material Nonpublic Information concerning the Company to anyone outside the Company or otherwise unless such communication is appropriate under the circumstances, has been properly authorized, and the person receiving the information has agreed, in writing, to keep such information confidential.

Page 2 of 18 E. No director, officer or employee of the Company shall permit any member of his or her family or other household member to engage in any of the activities described in B through D above and each such family member shall comply, as applicable, with the special rules set forth in 2. below. F. The Company, through its Compliance Training Program, is responsible for the education of their employees regarding this Insider Trading Policy within their respective divisions and workgroups. G. Each director, officer and employee of the Company is personally responsible for ensuring that he or she and any member of his or her family is in compliance with all aspects of this policy before engaging in any transaction involving Company securities or the securities of another company. H. In addition to the trading window and preclearance procedures applicable to insiders described in 2. below, the general counsel may, in his or her sole discretion, designate special trading blackout periods as further described in 4. below. General Counsel. I. The general counsel may not buy or sell any Company securities unless such transaction has been approved in advance in writing by the Chief Financial Officer. J. Any director, officer, or employee of the Company who violates or becomes aware of any violation of the rules of the Company’s Insider Trading Policy by any director, officer, or employee of the Company or their family members must report the violation immediately to the general counsel. K. The trading rules set forth in this policy shall be superseded by any greater prohibitions or restrictions prescribed by any applicable federal or state securities laws and regulations and conduct in compliance with these rules may not preclude prosecution under such securities laws and regulations. 2. Special Rules for “Insiders” In addition to the Rules set forth above, no Insider shall purchase or sell any Company securities during the blackout period beginning at 4:00 p.m. ET on the fifteenth day of the last month in each fiscal quarter and ending two business days after the release of financial results for a fiscal quarter or year. The General Counsel will send an email notifying Insiders of the beginning and end of any blackout period. For purposes of this policy, an Insider is a director, an officer (as defined in Rule 16a-1(f) under the Exchange Act of 1934, as amended (the “Exchange Act”)), any employee directly reporting to the chief financial officer

Page 3 of 18 or the general counsel and any other employee who is designated as an Insider by the chief financial officer or general counsel based upon his or her regular access to sensitive, Material Nonpublic Information. The General Counsel will maintain the list of Insiders. If the earnings press release is made before the opening of trading, then the day of the release is included in the calculation of the business days. For example, if an earnings press release is made before the opening of trading on a Tuesday, the first trading day would be the following Thursday. The blackout period will begin at 4:00 p.m. ET on the fifteenth day of the last month in each fiscal quarter (i.e., March 15, June 15, September 15 and December 15). Any and all trades, purchases, or sales by Insiders, regardless of whether or not they comply with these policies and rules, must be pre-cleared in advance by the general counsel pursuant to the applicable Securities Trading Approval Form attached. The requirement for written pre-clearance applies to gifts and transfers to, from or between trusts, family limited partnerships or between family members. Family members include individuals who reside with the Insider (including a spouse, a child, a child away at college, stepchildren, grandchildren, parents, stepparents, grandparents, siblings and in-laws), anyone else who lives in the Insider’s household, and any family members who do not live in the Insider’s household but whose transactions in Company securities are directed by or are subject to influence or control by the Insider, such as parents or children who consult with an insider before they trade in Company securities. Insiders are responsible for the transactions of these other persons and therefore should make them aware of the need to confer with them before they trade in Company securities, and insiders should treat all such transactions for the purposes of this policy and applicable securities laws as if the transactions were for their own account. This policy does not, however, apply to personal securities transactions of family members where the purchase or sale decision is made by a third party not controlled by, influenced by or related to the Insider or the Insider’s family members. This policy applies to any entities that an Insider influences or controls, including any companies, partnerships or trusts, and transactions by such entities should be treated for the purposes of this policy and applicable securities laws as if they were for the Insiders own account. 3. Hardship Rules Applicable to All Insiders of the Company The general counsel may, on a case-by-case basis, authorize the sale of the Company securities during the blackout period described in 2. above due to financial or other hardship only after (a) the person trading has notified the general counsel in writing of the circumstances of the hardship and all of the relevant

Page 4 of 18 details concerning the proposed sale(s), and (b) the person trading has certified in writing to the general counsel no earlier than three (3) calendar days prior to the proposed trades that he or she does not possess any Material Nonpublic Information. The existence of the foregoing approval procedures in this paragraph and paragraph 2. above shall not obligate the general counsel to approve any trades which he or she may reject at his or her sole discretion. 4. Event-Specific Trading Restriction Periods From time to time, an event may occur that is material to the Company and is known by only a few directors or officers. So long as the event remains material and non-public, in addition to any other applicable blackout period, directors, officers, and any other persons designated by the chief financial officer or general counsel ("Designated Insiders") may not trade in the Company's securities. In addition, the Company’s financial results may be sufficiently material in a particular fiscal quarter that, in the judgment of the chief financial officer or general counsel, the Designated Insiders should refrain from trading in the Company’s securities even sooner than the typical blackout period. In that case, the general counsel may notify the Designated Insiders that they should not trade in the Company’s securities, without disclosing the reason for the restriction. The existence of an event-specific trading restriction period or extension of a blackout period for Designated Insiders will not be announced to the Company as a whole, and should not be communicated to any other person. Even if the general counsel has not designated you as a person who should not trade due to an event-specific restriction, you should not trade while aware of material non-public information. Exceptions cannot be granted during an event-specific trading restriction period. 5. Exception for Trades Pursuant to an Established Plan of Sales Upon approval by the general counsel, an Insider may enter into a fixed contract for the purchase or sale of the Company's securities or establish a plan for programmatic purchases or sales which may provide for purchases or sales, as the case may be, of the Company's securities on a future date or dates, which may be during the applicable blackout periods, but only in accordance with the procedures set forth herein. See Section II.4. below for more information. 6. Exception for Transactions Under Company Plans This policy does not apply in the case of the following transactions, except as specifically noted:

Page 5 of 18 A. Stock Option Exercises. This policy does not apply to the exercise of an employee stock option acquired pursuant to the Company’s plans, or to the exercise of a tax withholding right pursuant to which a person has elected to have the Company withhold shares subject to an option to satisfy tax withholding requirements. The policy does apply, however, to any sale of stock as part of a broker-assisted cashless exercise of an option, or any other market sale for the purpose of generating the cash needed to pay the exercise price of an option. B. Restricted Stock Awards. This policy does not apply to the vesting of restricted stock, or the exercise of a tax withholding right pursuant to which you elect to have the Company withhold shares of stock to satisfy tax withholding requirements upon the vesting of any restricted stock. The policy des apply, however, to any market sale of restricted stock. C. Other Similar Transactions. Any other purchase of Company securities from the Company or sales of Company securities to the Company are not subject to this policy. VIOLATION OF ANY PART OF THE FOREGOING POLICY CAN LEAD TO SIGNIFICANT FINES, IMPRISONMENT AND OTHER PENALTIES FOR THOSE INDIVIDUALS INVOLVED. FAILURE TO STRICTLY ADHERE TO ANY PORTION OF THIS POLICY WILL RESULT IN SERIOUS CONSEQUENCES AND MAY RESULT IN TERMINATION OF EMPLOYMENT. Material Nonpublic Information As noted above, "insider trading" refers to the purchase or sale of a security while in possession of "material" "nonpublic" information relating to the security. A. What Facts Are Material? The materiality of a fact depends upon the circumstances. A fact is considered "material" if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security or where the fact is likely to have a significant effect on the market price of the security. Material information can be positive or negative and can relate to virtually any aspect of a company's business or to any type of security, debt or equity. Below is a non-exclusive list of the types of information that may be deemed material. Moreover, material information does not have to be related to a company's business. For example, the contents of a forthcoming newspaper column that is expected to affect the market price of a security can be material.

Page 6 of 18 A GOOD GENERAL RULE OF THUMB: WHEN IN DOUBT, DO NOT TRADE. B. What is Non Public? Information is "nonpublic" if it is not available to the general public. In order for information to be considered public, it must be widely disseminated in a manner making it generally available to investors through such media as Dow Jones, Reuters Economic Services, The Wall Street Journal, Associated Press, or United Press International. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. In addition, even after a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Generally, you should allot approximately 48 hours following publication as a reasonable waiting period before such information is deemed to be public. Types of Information That May be Deemed Material Announcements of Fundamental Corporate Changes - What is the Company doing?: • information about current, proposed or contemplated acquisitions, tender offers, mergers, joint ventures, restructurings, changes in assets or spin-offs; • plans to go into a new line of business; • plans to expand existing lines of business; • information about major contracts; • labor negotiations; • plans to engage in a new marketing strategy; or • plans to introduce a new product or service. Financial Reporting - How is the Company doing?: • earnings, profits, and losses; • unpublished financial reports or projections; • adjustments of reported earnings; • purchases, sales, and revaluations of Company assets; • environmental compliance and its related costs; • solvency problems such as significant litigation, final judgments, loan defaults; • institution of, or developments in, major litigation, investigations, or regulatory actions or proceedings; • losses or gains of major clients, contracts or accounts; • stock splits and dividend plans; or • plans to repurchase securities or to go public with a new issue.

Page 7 of 18 Management Integrity – How is the Company being managed?: • knowledge that management has engaged in self-dealing; • knowledge that the company has been engaged in illegal activity; • knowledge that the company is under investigation; • knowledge that any Federal, State, local, or foreign government is about to begin an action against the Company; or • knowledge concerning a significant change in control or in senior management • of the Company. The above list is not all-inclusive and is only intended as a guide. Any questions as to whether or not information constitutes “Material Nonpublic Information” should be referred to the general counsel. II. Section 16, Rule 144 and Rule 10b5-1 Trading Plans 2. Section 16 Section 16 persons (as defined below) of Fresh Del Monte Produce Inc. (“Fresh Del Monte”) are subject to additional restrictions and reporting requirements with respect to transactions in Company equity securities under Section 16 of the Exchange Act. Section 16(a) of the Exchange Act provides an extensive reporting scheme for transactions in, and beneficial ownership of, such securities, while Section 16(b) of the Exchange Act provides for the recovery of short-swing profits from certain transactions in such securities beneficially owned by the Section 16 persons. Section 16 persons. “Section 16 persons” include directors and officers (as defined in rules promulgated under Section 16) of Fresh Del Monte and beneficial owners of more than 10 percent of any class of Fresh Del Monte’s equity securities. For purposes of determining whether a person beneficially owns more than 10% of a class of equity securities of Fresh Del Monte, beneficial ownership of an equity security means having or sharing voting power or the power to dispose, or direct the disposition of, the equity securities (determined in accordance with Rule 13d-3 of the Exchange Act). Equity securities. “Equity securities” include Fresh Del Monte’s ordinary shares and derivatives of the securities related thereto, as well as other securities convertible or exchangeable into equity securities. Any option share of restricted stock or restricted stock unit granted pursuant to any benefit plan of the Company is an equity security for purposes of Section 16. Beneficial ownership. For purposes of Section 16 reporting and short-swing profit liability, beneficial ownership of an equity security means, directly or indirectly, having or sharing a “pecuniary interest” in such security. A pecuniary interest is the opportunity to

Page 8 of 18 profit or share in any profit derived from a transaction in the securities. An indirect pecuniary interest is presumed to exist in securities held by immediate family members sharing the same household and may also exist in securities held by a corporation or other entity if a Section 16 person is either a controlling shareholder of such corporation or other entity, or has, or shares, investment control over the corporation’s or other entity’s portfolio. Transactions. For purposes of Section 16, “purchases” are deemed to include any acquisition of equity securities, whether made on the open market or in a private transaction. Purchases include not only the actual purchase of a security, but any contract or instruction to purchase or otherwise acquire a security. “Sales” are deemed to include any disposition of equity securities, whether made on the open market or in a private transaction. Sales include not only the actual sale of a security, but any contract or instruction to sell or otherwise dispose of a security. Each of the grant and exercise of stock options awarded to a Section 16 person pursuant to any benefit plan of the Company is a transaction subject to Section 16. Similarly, making and receiving of gifts of Company securities are transactions subject to Section 16. Transactions also include conventional purchase and sales of stock for cash, conversions, a sale of a security upon a cashless exercise and acquisitions and exercises of warrants or puts, calls or other options related to a security. A. Reporting Requirements Within 10 days after election or appointment to office, each director and officer of Fresh Del Monte must file a report on Form 3 disclosing the amount and nature of his or her beneficial ownership of equity securities (including derivative securities), even if no such securities are owned. Section 16(a) requires that this information be kept current by the filing of further reports on Forms 4 and 5. A Form 4 must be filed within two business days of any transaction by a Section 16 person that results in a change in his or her beneficial ownership of Company securities. A Form 5 must be filed within 45 days of the end of the fiscal year to disclose exempt transactions (which includes acquisitions of Company securities under certain employee benefit plans and gifts) and any transactions that the Section 16 person failed to report on a Form 4 in the previous fiscal year. These reports are made available on the website of the Securities and Exchange Commission (“SEC”) and may be studied carefully by individuals interested in instituting actions for the recovery of short-swing profits pursuant to Section 16(b) of the Exchange Act (see Section B below). Moreover, since the definition of beneficial ownership encompasses equity securities held by immediate family members sharing the same household and by entities controlled by a Section 16 person, a Section 16 person may be required to file a Form 4 or 5, as appropriate, to reflect transactions by such persons or entities in Company securities. For

Page 9 of 18 example, a transaction in Company securities by the spouse of a Section 16 person or a Company controlled by a Section 16 person would also need to be reported by the Section 16 person. Nevertheless, existence of beneficial ownership should be determined on a case-by-case basis and if appropriate, may be disclaimed on the form being filed. Fresh Del Monte is required to disclose in its annual proxy statement the identity of any Section 16 person who fails to file any required report on a timely basis. In addition, individuals failing to comply with the reporting requirements may also be subject to civil monetary penalties and to injunctive actions. Each Section 16 person should, in addition to complying with the preclearance and other special rules for Insiders (as set forth above), notify the general counsel promptly upon the occurrence of any reportable transaction and advise of the terms of the transaction. Although it is the individual responsibility and legal obligation of each Section 16 person to comply with these reporting requirements, the general counsel will, upon being advised of a transaction and provided the relevant information regarding the transaction, arrange preparation of a Form 4 or 5 and thereafter arrange for its filing with the SEC. B. Short-Swing Profit Liability Pursuant to Section 16(b), a Section 16 person is required to turn over any “profit” realized upon a purchase followed by a sale, or a sale followed by a purchase, in each case within a period of less than six months, of any equity security that is beneficially owned by such Section 16 person, unless an exemption applies. A profit may result even if the purchase and sale involve different types of Company equity securities. Furthermore, any sale or purchase may be matched with any purchase or sale within the applicable period such that there may be recoverable profit even if there has been no economic benefit to the Section 16 person as a result of the transactions. The good faith of a Section 16 person is irrelevant to whether recovery is required under Section 16. Moreover, since the definition of beneficial ownership encompasses equity securities held by immediate family members sharing the same household and by entities controlled by a Section 16 person, transactions of a Section 16 person could be matched with transactions by such other persons or entities. For example, a transaction by the spouse of a Section 16 person or a Company controlled by a Section 16 person could be matched with a transaction directly by the Section 16 person. Certain transactions may be exempt from short-swing profit liability pursuant to rules promulgated under Section 16. Generally, the grant and exercise of options, restricted stock or restricted stock units awarded pursuant to the Company’s benefit plans will be considered exempt transactions and will not be matched against any sales of equity securities occurring within six months prior to or following such purchases. The sale on the market of equity securities received upon exercise of an option (for example, in a

Page 10 of 18 broker-assisted cashless exercise or upon settlement of a restricted stock unit), however, is not an exempt transaction and could be matched against any nonexempt purchase made within the applicable period. Notwithstanding any applicable Section 16(b) exemptions, each of the foregoing transactions must be disclosed on Form 4 or 5, as appropriate, pursuant to Section 16(a) of the Exchange Act. Gifts of Company equity securities generally are regarded as exempt purchases or sales for purposes of the short-swing profit rule. It should be noted, however, that the status of some gifts may be questionable (e.g., those that are a payment to settle a debt or other obligation), and that the sale of shares that were given to certain donees (e.g., certain family members) may be attributable to the donor. Please contact the general counsel if you have any questions regarding the application of Section 16 of the Exchange Act to any contemplated transaction in Company equity securities. C. Special and Prohibited Transactions Short Sales. All Insiders are prohibited from effecting “short sales” of Company securities, in which the seller borrows the shares from his or her broker (who usually in turn has borrowed the shares from some other investor) and then sells them. “Sales against the box”, which involve a sale of Company securities that are owned but are not delivered after the sale, are also prohibited. Hedging Transactions. No director or employee (including executive officers) of the Company, or any of their designees, family members or entities that they influence or control, may purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of company equity securities granted to the director, executive officer by the Company as part of their compensation or held, directly or indirectly, by any such person. See the Company’s Hedging Policy for more information regarding hedging transactions. Margin Account and Pledges. Securities held in a margin account may be sold by a broker without the customer's consent if the customer fails to meet a margin call. Similarly, securities pledged as collateral for a loan may be sold in foreclosure if the borrower defaults on the loan. Because a margin sale or foreclosure sale may occur at a time when the pledgor is aware of material non-public information or otherwise is not permitted to trade in ordinary shares or derivative securities, Insiders should take special precautions when placing ordinary shares or derivative securities in a margin account or when pledging ordinary shares or derivative securities as collateral for a loan. Any such arrangement must be structured to ensure that the executive and any documentation regarding the arrangement are in compliance with applicable securities laws.

Page 11 of 18 Additionally, no executive officer or director of the Company may place in any margin account, or pledge as collateral for any loan, any ordinary shares subject to restrictions under the Company’s Stock Ownership Guidelines. In order for the Company to comply with its securities disclosure requirements, and to ensure that margin accounts are structured in a manner to minimize inside trading concerns in the case of a margin call during a blackout period, it is important that the Company is aware of any ordinary shares or derivative securities held in a margin account or pledged as collateral. Any Insider who wishes to place ordinary shares or derivative securities in a margin account or pledge ordinary shares or derivative securities as collateral for a loan should provide the general counsel written notice of his or her intent to margin or pledge ordinary shares at least two business days prior to the margin or pledge on the Margin/Pledge Notification Form attached. 3. Rule 144 (Applicable to Executive Officers, Directors and 10% Shareholders) Rule 144 provides a safe harbor exemption to the registration requirements of the Securities Act of 1933, as amended, for certain resales of “restricted securities” and “control securities.” “Restricted securities” are securities acquired from an issuer, or an affiliate of an issuer, in a transaction or chain of transactions not involving a public offering. “Control securities” are any securities owned by directors, executive officers or other “affiliates” of the issuer, including stock purchased in the open market and stock received upon exercise of stock options. Sales of securities by affiliates (generally, directors, executive officers and 10% shareholders of the Company) must comply with the requirements of Rule 144, which are summarized below: Current Public Information. The Company must have filed all SEC-required reports (other than 8-K reports) and submitted electronically every interactive data file required to be submitted during the 12 months preceding the sale. Volume Limitations. Total sales of ordinary shares by a covered individual for any three- month period may not exceed the greater of: (i) 1% of the total number of outstanding ordinary shares, as reflected in the most recent report or statement published by the Company, or (ii) the average weekly reported volume of such shares traded during the four calendar weeks preceding the filing of the requisite Form 144 or the date the broker receives the order to sell (if a Form 144 is not required). Manner of Sale. The shares must be sold either in a “broker’s transaction” or in a transaction directly with a “market maker.” A “broker’s transaction” is one in which the broker does no more than execute the sale order and receive the usual and customary commission. Neither the broker nor the selling person can solicit or arrange for the sale order. In addition, the selling person must not pay any fee or commission other than to the broker. A “market maker” includes a specialist permitted to act as a dealer, a dealer

Page 12 of 18 acting in the position of a block positioner, and a dealer who holds himself out as being willing to buy and sell securities for his own account on a regular and continuous basis. Notice of Proposed Sale. If a proposed sale involves more than 5,000 shares or has an aggregate sale price of more than $50,000 in any three-month period, a notice of the sale (a Form 144) must be filed with the SEC at the time of the sale. Brokers generally have internal procedures for executing sales under Rule 144 and will assist you in completing the Form 144 and in complying with the other requirements of Rule 144. If you are subject to Rule 144, you must instruct your broker who handles trades in our securities to follow the brokerage firm’s Rule 144 compliance procedures in connection with all trades. 4. Pre-Clearance of Planned Trades pursuant to an Established Plan of Sales The general counsel may, on a case-by-case basis, authorize an insider to enter into fixed contracts for the purchase or sale of the Company's securities or establish a plan for programmatic trades which may provide for purchases or sales of the Company's securities on a future date or dates, which may be during blackout periods, after: a. such person has notified the general counsel in writing of the details of the contract or plan. In order for a contract or plan to be approved, it must meet the following criteria: i. the contract or instructions to a third person must be binding upon the insider and be in writing; ii. the contract, instructions or plan must either: (i) expressly specify the amount, price and date; (ii) provide a written formula, algorithm or computer program for determining amounts, prices and dates, or (iii) designate a third person who will have sole power to determine how, when or whether a purchase or sale is consummated; iii. the insider may not have any authority to subsequently influence how, when or whether a purchase or sale is consummated; iv. contain an automatic termination or suspension provision triggered upon notice that the trading activity will violate a legal, contractual or regulatory restriction applicable to the Insider. (For example, continued trades could interfere with lock- up obligations imposed on Insiders in connection with an underwritten public offering or violate Regulation M if the Company is engaged in a public offering of its securities);

Page 13 of 18 v. name a single broker-dealer or other financial institution to execute all trades under the trading plan; and vi. comply with all other requirements of Rule 10b5-1 of the 1934 Act. b. such person has certified to the general counsel in writing that at the time of entering into such contract or plan: (i) he or she is not in possession of material non-public information concerning the Company; (ii) he or she has not entered into any other transaction that would have the effect of hedging the purchase or sale of the securities that are the subject of the contract or plan; and (iii) the proposed trade does not violate the trading restrictions of Section 16 of the 1934 Act or Rule 144 of the 1933 Act; and c. such person has provided a copy of the executed contract or plan to the general counsel. Provided that the steps outlined above have been complied with, the general counsel will authorize a trade of the Company's securities, provided that such purchase or sale has been done strictly in compliance with such approved contract or plan. Any amendment or early termination of any such approved contract or plan must be resubmitted for authorization and pre-clearing by the general counsel. The general counsel will provide a copy of all such approved contracts or plans to the Audit Committee. ***** Dated September 16, 2020 DOCUMENT HISTORY Owner: DMFP Governance Committee Date Issued: September 16, 2020 Date Last Amended: August 1, 2017 Date Last Reviewed: July 27, 2020 Company reserves the right to amend this Policy at any time. In the event of a dispute as to the interpretation of this Policy, Company’s interpretation shall be final.

Page 14 of 18 FRESH DEL MONTE PRODUCE INC. INSIDER TRADING POLICY (“THE POLICY”) Receipt & Acknowledgment I, , hereby certify that I have been provided and have carefully read and understand the amended Fresh Del Monte Produce Inc. Insider Trading Policy (“the Policy”), and agree to strictly adhere to the Policy. I further certify that I understand that failure to adhere to the Policy will result in serious consequences and, if employed, may result in termination of my employment with the Company. Signature Full Name Title Date Signed

Page 15 of 18 SECURITIES TRADING APPROVAL FORM TO BE COMPLETED BY EXECUTIVE OFFICERS AND DIRECTORS ONLY Today’s Date: To: Office of General Counsel From: Contact Number: Expected Trading Date(s): I request the ability to: ☐ SELL ☐ PURCHASE certain securities of Fresh Del Monte Inc. (the “Company”), either through: ☐ Open market purchases and/or sales OR ☐ Cashless exercise of stock options (includes cash partial, cashless hold and cashless sell) ☐ Other: _______________________________________ Type of securities to be traded: Number of securities to be traded: In connection with this request, you certify that (check boxes to certify): ☐ I have read, understand and agree to comply with the Company’s Insider Trading Policy. ☐ All purchases and sales of the Company’s securities will be made in compliance with the Company’s Insider Trading Policy. ☐ I am not in possession of any material non-public information, and I will refrain from trading if I come into possession of any material non-public information between the date of this request and the actual trade date. ☐ I have informed the Office of the General Counsel of any “opposite way” transactions made by me or any family members living in my household or my affiliated entities within the past six (6) months. (e.g. If I am requesting pre-clearance to sell ordinary shares, I have informed them of any purchases of ordinary shares and vice versa.) ☐ I will ensure a Form 144 is filed prior to any sale of Company securities as required and will advise my broker to sell pursuant to Rule 144. 1 I will send a copy of my Form 144 to Daniel Tupiak at dtupiak@freshdelmonte.com when it is filed. Print Name: Signature: PLEASE EMAIL THE COMPLETED FORM TO OFFICEOFTHEGENERALCOUNSEL@FRESHDELMONTE.COM FOR INTERNAL USE ONLY ☐ Granted for 48 hours, subject to compliance with the Company’s Insider Trading Policy. ☐ Denied Signature: Date: Effie D. Silva SVP, General Counsel and Corporate Secretary 1 A Form 144 notice is required to be filed if the amount of the sale exceeds 5,000 shares or $50,000 in any three- month period.

Page 16 of 18 SECURITIES TRADING APPROVAL FORM TO BE COMPLETED BY EMPLOYEES ONLY (NOT EXECUTIVE OFFICERS) Today’s Date: To: Office of General Counsel From: Contact Number: Expected Trading Date(s): I request the ability to: ☐ SELL ☐ PURCHASE certain securities of Fresh Del Monte Inc. (the “Company”), either through: ☐ Open market purchases and/or sales OR ☐ Cashless exercise of stock options (includes cash partial, cashless hold and cashless sell) ☐ Other: ___________________ Type of securities to be traded: Number of securities to be traded: In connection with this request, you certify that (check boxes to certify): ☐ I have read, understand and agree to comply with the Company’s Insider Trading Policy. ☐ All purchases and sales of the Company’s securities will be made in compliance with the Company’s Insider Trading Policy. ☐ I am not in possession of any material non-public information, and I will refrain from trading if I come into possession of any material non-public information between the date of this request and the actual trade date. ☐ If you own more than 10% of the Company’s securities, check the following box and answer questions (a) and (b) below: (a) ☐ I have informed the Office of the General Counsel of any “opposite way” transactions made by me or any of my family members living in my household or my affiliated entities within the past six (6) months. (e.g. If I am requesting pre-clearance to sell ordinary shares, I have informed them of any purchases of ordinary shares and vice versa.) (b) ☐ I will ensure a Form 144 is filed prior to any sale of Company securities as required and will advise my broker to sell pursuant to Rule 144.2 I will send a copy of my Form 144 to Daniel Tupiak at dtupiak@freshdelmonte.com when it is filed. Print Name: Signature: PLEASE EMAIL THE COMPLETED FORM TO OFFICEOFTHEGENERALCOUNSEL@FRESHDELMONTE.COM FOR INTERNAL USE ONLY ☐ Granted for 48 hours, subject to compliance with the Company’s Insider Trading Policy. ☐ Denied Signature: Date: Effie D. Silva SVP, General Counsel and Corporate Secretary 2 A Form 144 notice is required to be filed if the amount of the sale exceeds 5,000 shares or $50,000 in any three-month period.

Page 17 of 18 SECURITIES TRADING APPROVAL FORM TO BE COMPLETED BY FAMILY MEMBERS OF EXECUTIVE OFFICERS AND DIRECTORS Today’s Date: To: Office of General Counsel From: Contact Number: Expected Trading Date(s): I request the ability to: ☐ SELL ☐ PURCHASE certain securities of Fresh Del Monte Inc. (the “Company”), either through: ☐ Open market purchases and/or sales OR ☐ Cashless exercise of stock options (includes cash partial, cashless hold and cashless sell) ☐ Other: ___________________ Type of securities to be traded: Number of securities to be traded: In connection with this request, you certify that (check boxes to certify): ☐ I have read, understand and agree to comply with the Company’s Insider Trading Policy. ☐ All purchases and sales of the Company’s securities will be made in compliance with the Company’s Insider Trading Policy. ☐ I am not in possession of any material non-public information, and I will refrain from trading if I come into possession of any material non-public information between the date of this request and the actual trade date. ☐ If you own more than 10% of the Company’s securities, check the following box and answer questions (a) and (b) below: (a) ☐ I have informed the Office of the General Counsel of any “opposite way” transactions made by me or any of my family members living in my household or my affiliated entities within the past six (6) months. (e.g. If I am requesting pre-clearance to sell ordinary shares, I have informed them of any purchases of ordinary shares and vice versa.) (b) ☐ I will ensure a Form 144 is filed prior to any sale of Company securities as required and will advise my broker to sell pursuant to Rule 144.3 I will send a copy of my Form 144 to Daniel Tupiak at dtupiak@freshdelmonte.com when it is filed. Print Name: Signature: PLEASE EMAIL THE COMPLETED FORM TO OFFICEOFTHEGENERALCOUNSEL@FRESHDELMONTE.COM FOR INTERNAL USE ONLY ☐ Granted for 48 hours, subject to compliance with the Company’s Insider Trading Policy. ☐ Denied Signature: Date: Effie D. Silva SVP, General Counsel and Corporate Secretary 3 A Form 144 notice is required to be filed if the amount of the sale exceeds 5,000 shares or $50,000 in any three-month period.

Page 18 of 18 MARGIN/PLEDGE NOTIFICATION FORM TO BE COMPLETED BY INSIDERS AND RETURNED AT LEAST TWO (2) BUSINESS DAYS BEFORE ENTERING INTO MARGIN ACCOUNT OR PLEDGE Today’s Date: To: Office of General Counsel From: Contact Number: Date of Pledge(s): Name of Pledgee(s): Number of Securities Pledged: Type of Securities Pledged: Reason for Pledge of Shares (i.e., margin account, collateral for a loan): Duration of Pledge: In connection with entering into the margin account or pledge, you certify that (check boxes to certify): ☐ I have read, understand and agree to comply with the Company’s Insider Trading Policy. ☐ The pledge/margin account complies with the Company’s Insider Trading Policy. ☐ I will comply with Section 16 in connection with any margin sale or foreclosure of the pledged shares and immediately notify the General Counsel of any such sale or foreclosure. ☐ If I am an executive officer or director of the Company, the pledge/margin account will not violate any restrictions in the Company’s Stock Ownership Guidelines. ☐ I am not in possession of any material non-public information and will not enter into the margin account or pledge securities if I am in possession of any material non-public information. Print Name: Signature: PLEASE EMAIL THE COMPLETED FORM TO OFFICEOFTHEGENERALCOUNSEL@FRESHDELMONTE.COM FOR INTERNAL USE ONLY ☐ Granted for 48 hours, subject to compliance with the Company’s Insider Trading Policy. ☐ Denied Signature: Date: Effie D. Silva SVP, General Counsel and Corporate Secretary